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                                EXHIBIT 10.22
                       [Humboldt Bancorp Letterhead]

Dear Pat:

     This letter is to memorialize the agreement we made in September, 2000, shortly before you became employed with Humboldt Bancorp to provide for a severance payment to you upon a change in control of Humboldt Bancorp.

     You and Humboldt Bancorp hereby agree, effective immediately upon our joint execution of this letter, that if, within one (1) year following a Change in Control (as defined in Exhibit A, attached hereto and made a part hereof by this reference) of Humboldt Bancorp, your employment is terminated without Good Cause (as defined in Exhibit A) or you decide to terminate your employment because of
(i) a material reduction in your compensation or benefits, (ii) a material reduction in your responsibilities, or (iii) a relocation of your principal office so that your one-way commute distance from your residence is increased by more than forty (40) miles, you shall receive as severance pay an amount equivalent to two (2) years of your annual base salary in effect on the date of termination of your employment.

     Payment of the above amount  shall be made to you, at your  option,  either
(A) in a single installment within forty-five (45) days, with no percent value or other discount, or (B) in equal installments over the immediately succeeding twelve (12) months, with no premium, the payment period in either case commencing on the day following your last day of employment with Humboldt Bancorp.


     It is agreed that you will not be required to mitigate the amount of any payment contemplated by this agreement (whether by seeking new employment or otherwise) and no such payment shall be reduced by earnings that you may receive from any other source.

     This letter agreement constitutes the full and complete understanding of the parties and supersedes any other agreement, written or oral, as to the subject matter hereof.

Executed and agreed to this 12th day of April, 2002.


HUMBOLDT BANCORP:                       PATRICK J. RUSNAK:


By /s/ Ted Mason                        By /s/ Patrick J. Rusnak
   -------------------------               ------------------------
   President and CEO


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                                EXHIBIT A


     As used in the letter agreement between Humboldt Bancorp and Patrick J. Rusnak to which this Exhibit A is attached:


1. "Change in Control" means:

          (a) Humboldt Bancorp is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors of Humboldt Bancorp in office immediately prior to such transaction or event constitute less than a majority of the board of directors thereafter; or

          (b) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director whose election or nomination for election by Humboldt Bancorp's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) of Humboldt Bancorp cease for any reason to constitute at least a majority of the board of directors; or

          (c) a sale of substantially all of the shares of Humboldt Bancorp, or a sale of substantially all of its assets followed by a distribution to its shareholders of substantially all of the proceeds of such transaction after the payment of or provision for applicable debts; or

          (d) any other change of control of Humboldt Bancorp of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not Humboldt Bancorp is then subject to such reporting requirement; provided, however, without limitation, that such a Change in Control shall be deemed to have occurred if any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the
     Act)  acquires   securities  in  Humboldt  Bancorp  so  as  to  become  the
     "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of securities thereof representing 25% or more of the combined voting power of Humboldt Bancorp's then outstanding securities.

          Notwithstanding the foregoing provisions of this definition, a "Change in Control" will not be deemed to have occurred solely because of the acquisition of securities of Humboldt Bancorp (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by Humboldt Bancorp for its employees.

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2. "Good Cause" means that Executive has:

          (a) willfully breached or habitually neglected the duties which he was required to perform under the policies of Humboldt Bancorp and the terms of his employment, or

          (b) committed act(s) of dishonesty, theft, embezzlement, fraud, misrepresentation, or other act(s) of moral turpitude against Humboldt Bancorp, its subsidiaries, affiliates, shareholders or employees, or which adversely impact the interest of Humboldt Bancorp.